Exhibit 4.1

WARRANT AGREEMENT

WARRANT AGREEMENT made as of February 14, 2013 (“Issuance Date”), between Silver Bull Resources, Inc., a Nevada corporation, with offices at 925 West Georgia Street, Suite 1908, Vancouver, British Columbia V6C 3L2 (the “Company”), and Corporate Stock Transfer, Inc., a Colorado corporation, with offices at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209 (the “Warrant Agent”).

WHEREAS, the Company has sold units (“Units”), each consisting of one share of common stock, par value US$0.01 per share (“Common Stock”), of the Company and 0.5 of a warrant to purchase one share of Common Stock (each whole common share purchase warrant, an “Offering Warrant” and, collectively, the “Offering Warrants”), the Offering Warrants being subject to adjustment as described herein, pursuant to that certain Agency Agreement (the “Agency Agreement”), dated as of February 6, 2013 (the “Subscription Date”), by and among the Company and PI Financial Corp., Stifel Nicolaus Canada Inc. and Roth Capital Partners, LLC (collectively, the “Placement Agents”);

WHEREAS, the Company has agreed, pursuant to the Agency Agreement, to issue to the Placement Agents, as compensation, warrants entitling the Placement Agents to purchase one share of Common Stock per warrant in an amount equal to 6.0% of the number of Units sold pursuant to the Agency Agreement and the offering contemplated thereby, except with respect to units sold to purchasers arranged by the Company, on which the Placement Agents shall receive warrants in an amount equal to 3.0% of Units sold (the “Compensation Warrants” and, together with the Offering Warrants, the “Warrants”), on the same terms as the Offering Warrants;

WHEREAS, the Company filed with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-3, Registration No. 333-180143, and the Prospectus Supplement dated February 6, 2013 (together, the “Registration Statement”), for the registration, under the Securities Act of 1933, as amended (the “Act”) of the Warrants and the Common Stock issuable upon exercise of the Warrants (“Warrant Shares”), and such Registration Statement was declared effective on March 28, 2012;

WHEREAS the Company filed an MJDS base shelf prospectus dated March 28, 2012  with security regulatory authorities in each of the provinces of British Columbia, Alberta and Ontario (the “Canadian Securities Authorities”) and an MJDS prospectus supplement dated February 6, 2013 with the Canadian Securities Authorities qualifying the distribution of the Warrants; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.           Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant Agreement.

2.           Warrants.

2.1           Form of Warrant. All of the Warrants shall be represented by warrant certificates (each a, “Warrant Certificate”). Each Warrant Certificate shall be issued in registered form only as a definitive Warrant Certificate, and shall be signed by, or bear the facsimile signature of, any two of the Chairman of the Board, President and Chief Executive Officer or Chief Financial Officer of the Company and shall bear a facsimile of the Company’s seal.  Each Warrant Certificate shall be dated the date of issuance thereof (whether upon initial issuance, register of transfer, exchange or replacement) and shall bear such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement.  In the event the person whose facsimile signature has been placed upon any Warrant Certificate shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.1.1.           Offering Warrants. Each Warrant Certificate representing Offering Warrants (the “Offering Warrant Certificates”) shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein.  Each Offering Warrant Certificate shall bear the CUSIP No. 827458 118.

2.1.2.           Compensation Warrants.  Each Warrant Certificate representing Compensation Warrants (the “Compensation Warrant Certificates”) shall be in substantially the form of Exhibit A hereto and shall bear a restrictive legend appropriate for securities deemed to be “underwriting compensation” under the rules promulgated by FINRA and subject to a FINRA Lock-Up (as defined herein).  The Compensation Warrant Certificates shall not bear a CUSIP number.

2.2.           Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Warrant Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3.           Registration.

2.3.1.           Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrant Certificates. Upon the initial issuance of the Warrant Certificates, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.3.2.           Registered Holder.  Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register, as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.3.3.           Registration of Transfers.  The Warrant Agent shall register the transfer of any portion of a Warrant Certificate in the Warrant Register, upon surrender of the Warrant Certificate, with the Form of Assignment attached thereto duly completed and signed, to the Company at its address specified herein.  Upon any such registration or transfer, a new Warrant Certificate substantially in the form attached hereto as Exhibit A (any such new Warrant Certificate, a “New Warrant Certificate”), evidencing the portion of the Warrant Certificate so transferred shall be issued to the transferee and a New Warrant Certificate evidencing the remaining portion of the Warrant Certificate not so transferred, if any, shall be issued to the transferring holder of the Warrants subject to applicable law and the reasonable requirements of the Warrant Agent, which requirements shall include reasonable evidence of authority to transfer.  Such evidence of authority shall include a signature guarantee form from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Warrant Agent.  The delivery of the New Warrant Certificate by the Company to the transferee thereof shall be deemed to constitute acceptance by such transferee of all of the rights and obligations of a holder of a Warrant Certificate.

2.4.           Detachability of Warrants. The securities comprising the Units will be issued separately and will be separately transferable immediately upon issuance.

3.           Terms and Exercise of Warrants.

3.1.           Exercise Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of US$0.55 per whole share, subject to the adjustments provided in Section 4 hereof. The term “Exercise Price” as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.  No half Warrant shall be exerciseable.

3.2.           Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on February 14, 2013 and terminating at 5:00 P.M., New York City time on August 14, 2014 (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date.

3.3.           Exercise of Warrants.

3.3.1.           Exercise and Payment. A registered holder may exercise a Warrant by delivering, not later than 5:00 P.M., New York time, on any Business Day during the Exercise Period (the “Exercise Date”) to the Warrant Agent at its corporate trust department (i) the Warrant Certificate evidencing the Warrants to be exercised, (ii) an election to purchase the Warrant Shares underlying the Warrants to be exercised (the “Election to Purchase”), properly completed and executed by the registered holder on the reverse of the Warrant Certificate and (iii), except as provided in 3.3.8, the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds.

If any of (A) the Warrant Certificate, (B) the Election to Purchase, or (C) the payment of the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day that is a Business Day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the registered holder, as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the holder and the Warrant Agent. Neither the Company nor the Warrant Agent shall have any obligation to inform a holder of the invalidity of any exercise of Warrants.

The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in an account designated by the Company for such purpose and shall advise the Company at the end of each day on which funds for the exercise of the Warrants are received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.  In lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise, provided the Company’s transfer agent is participating in the Fast Automated Securities Transfer program of the Depository Trust Company (the “Depository”) and, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the registered holder or institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”) by crediting the account of the registered holder’s prime broker with the Depository or of the  Participant through its Deposit Withdrawal Agent Commission system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

3.3.2.           Issuance of Certificates. The Warrant Agent shall, by 11:00 A.M. New York Time on the Business Day following the Exercise Date of any Warrant, advise the Company and the transfer agent and registrar in respect of (a) the Warrant Shares issuable upon such exercise as to the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (b) the instructions of each registered holder with respect to delivery of the Warrant Shares issuable upon such exercise, and the delivery of definitive Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise and (c) such other information as the Company or such transfer agent and registrar shall reasonably require.

The Company shall, by 5:00 P.M., New York time, on the third Business Day next succeeding the Exercise Date of any Warrant and the clearance of the funds in payment of the Exercise Price, execute, issue and deliver to the Warrant Agent, the Warrant Shares to which such registered holder is entitled, in fully registered form, registered in such name or names as may be directed by such registered holder. Upon receipt of such Warrant Shares, the Warrant Agent shall, by 5:00 P.M., New York time, on the fifth Business Day next succeeding such Exercise Date, transmit such Warrant Shares to or upon the order of the registered holder.

3.3.3.           Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and nonassessable.

3.3.4.           Dividends. The accrual of dividends, if any, on the Warrant Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to the Common Stock. From and after the issuance of such Warrant Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Common Stock and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Warrant Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to the Common Stock.

3.3.5           No Fractional Exercise. Warrants may be exercised only in whole numbers of Warrant Shares. No fractional Warrant Shares are to be issued upon the exercise of the Warrant, but rather the number of Warrant Shares to be issued shall be rounded up or down, as applicable, to the nearest whole number, with 0.5 rounded down. If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate for the number of unexercised Warrants remaining shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of this Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder. If fewer than all the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate substantially in the form attached hereto as Exhibit A (any such new Warrant Certificate, a “New Warrant Certificate”), evidencing the portion of the Warrant Certificate remaining un-exercised shall be issued to the registered holder of the Warrants.  The delivery of the New Warrant Certificate by the Company to the registered holder of the Warrants shall be deemed to constitute acceptance of all of the rights and obligations of a holder of a Warrant Certificate

3.3.6           No Transfer Taxes. The Company shall not be required to pay any stamp or other tax or governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Shares upon the exercise of Warrants; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Shares until such tax or other charge shall have been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

3.3.7           Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.3.8           Conversion Election.

(i)           The Company shall provide to the registered holder and the Warrant Agent prompt written notice of any time that the Company is unable to issue the Warrant Shares via Depository transfer (or otherwise without restrictive legend), because (A) the Commission has issued a stop order with respect to the Registration Statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (D) otherwise (each a “Restrictive Legend Event”).

(ii)           To the extent that a Restrictive Legend Event occurs after the registered holder has exercised a Warrant in accordance with Section 3.3 but prior to the delivery of the Warrant Shares, the Company shall (A) if the Fair Market Value (as calculated below) of the Warrant Shares is greater than the Exercise Price, provide written notice to the registered holder that the Company will deliver that number of Warrant Shares to the registered holder as should be delivered in a Cashless Exercise in accordance with Section 3.3.9 below, and return to the registered holder all consideration paid to the Company in connection with the registered holder’s attempted exercise of a Warrant (a “Company-Elected Conversion”), or (B) at the election of the registered holder to be given within five (5) days of receipt of notice of a Company-Elected Conversion, the registered holder shall be entitled to rescind the previously submitted Election to Purchase and the Company shall return all consideration paid by registered holder for such shares upon such rescission.

(iii)           If a Restrictive Legend Event has occurred and is ongoing at the time the registered holder exercises a Warrant in accordance with Section 3.3, the registered holder may elect, assuming the Fair Market Value (as calculated below) of the Warrant Shares is greater than the Exercise Price, to effect a Cashless Exercise in accordance with Section 3.3.9 below.

(iv)           If a Restrictive Legend Event has occurred and no exemption from the registration requirements is available (including, without limitation, under Section 3(a)(9) of the Act by virtue of a Cashless Exercise), the Warrant shall not be exercisable. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of the Warrant Shares. The Company shall give prompt written notice to the registered holder of any cessation of a Restrictive Legend Event (the “Re-Effectiveness Notice”). Notwithstanding anything to the contrary contained herein, the Expiration Date of the Warrant shall be extended for a period of five (5) days following receipt by the registered holder of the Re-Effectiveness Notice.

3.3.9           Cashless Exercise. In the event that the Company or the registered holder shall elect a Cashless Exercise pursuant to Section 3.3.8. above, in lieu of the cash payment otherwise contemplated to be made to the Company upon an exercise of a Warrant in payment of the Exercise Price, the Company shall deliver upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A × B) - (A × C)
B

For purposes of the foregoing formula:

A  = the total number of shares with respect to which the Warrant is then being exercised (which shall include both the number of Warrant Shares issued to the registered holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).

B  = the volume-weighted average price of the shares of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Election to Purchase (the “Fair Market Value”).

C  = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

3.3.10           Rule 144. For purposes of Rule 144 promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the registered holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date the Warrant was originally issued pursuant to the Agency Agreement.

3.3.11           Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the registered holder the number of Warrant Shares that are not disputed.

3.3.12           Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the registered holder upon any exercise of Warrants (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall give prompt written notice to the Warrant Agent in the event that any exercise of Warrants would result in a violation of the limitations on exercise of Warrants contained in this Section 3.3.12, and under no circumstances shall the Warrant Agent be responsible for determining when such limitations apply. This provision shall not restrict the number of shares of Common Stock which a registered holder may receive or beneficially own in order to determine the amount of securities or other consideration that such holder may receive in the event of a transaction contemplated by Section 4 of this Warrant Agreement. This restriction may not be waived.

4.           Adjustments.

4.1           Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 4.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.2.           Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, then, in any such event, the Company shall give written notice to each registered holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.3.           Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5.           Transfer and Exchange of Warrants.

5.1.           Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2.           Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

5.3.           Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

5.4.           Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5.           Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Warrant Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

5.6           FINRA Lock-Up. Notwithstanding any of the foregoing, the Compensation Warrants shall be subject, as “underwriting compensation,” to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1) (the “FINRA Lock-Up”).  As such, the Placement Agents, and any successor registered holder as allowed by this Section 5.6 and the FINRA Rule 5110(g)(1), will not sell, transfer, assign, pledge or hypothecate the Compensation Warrants, or the securities underlying the Compensation Warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Compensation Warrants or the underlying securities for a period of 180 days from the date the Warrants are issued, except to any agent and selected dealer participating in the offering and their bona fide officers or partners.

6.           Other Provisions Relating to Rights of Holders of Warrants.

6.1.           No Rights as Stockholder. Except as otherwise specifically provided herein, a registered holder, solely in its capacity as a holder of a Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon a registered holder, solely in its capacity as the registered holder of a Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the registered holder of the Warrant Shares which it is then entitled to receive upon the due exercise of a Warrant. In addition, nothing contained in this Warrant Agreement shall be construed as imposing any liabilities on a registered holder to purchase any securities (upon exercise of a Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder.

6.2.           Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3.           Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

6.4           Fundamental Transactions.

6.4.1           Except as provided in Section 6.4.2, it shall be a condition to the Company’s entry into a Fundamental Transaction that regardless of whether the Successor Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, the Successor Entity assumes in writing (or remains bound by) all of the obligations of the Company under the Warrants and this Warrant Agreement, including agreements (if necessary) to deliver to each registered holder of Warrants in exchange for such Warrants a written instrument issued by the Successor Entity substantially similar in form and substance to the Warrants exercisable for the consideration that would have been issuable in the Fundamental Transaction in respect of the Warrant Shares had the Warrants been exercised immediately prior to the consummation of the Fundamental Transaction.

6.4.2           Notwithstanding anything in Section 6.4.1 to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity may, in its sole discretion and in lieu of the condition set forth in Section 6.4.1, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase the Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of the Warrants on the date of the consummation of such Fundamental Transaction.  As used herein, “Black Scholes Value” means the value of the Warrants based on the Black and Scholes Option Pricing Model obtained from the “OV” function on the Bloomberg Financial Markets (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the closing of the applicable Fundamental Transaction and the Expiration Date, (B) an expected volatility equal to the greater of 50% and the 100-day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the closing of the applicable Fundamental Transaction and the Expiration Date.  For purposes of the foregoing, the value of any non-cash consideration in any Fundamental Transaction will be determined in good faith by the Board of Directors of the Company or Successor Entity.

6.5           Delivery of Prospectus or Notice. Upon the exercise of a Warrant, if the Company requests, the Warrant Agent shall deliver to the Holder of such Warrant, prior to or concurrently with the delivery of the Warrant Shares issued upon such exercise, in accordance with the Company’s request, either (a) a prospectus relating to the Warrant Shares deliverable upon exercise of Warrants and complying in all material respects with the Act, or (ii) the notice referred to in Rule 173 under the Act.

7.           Concerning the Warrant Agent and Other Matters.

7.1.           Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

7.2.           Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1.           Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2.           Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

7.2.3.           Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor Warrant Agent under this Warrant Agreement without any further act.

7.3.           Fees and Expenses of Warrant Agent.

7.3.1.           Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2.           Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

7.4.           Liability of Warrant Agent.

7.4.1.           Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agreement. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

7.4.2.           Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement except as a result of the Warrant Agent’s gross negligence, willful misconduct, or bad faith.

7.4.3.           Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

7.5.           Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

7.6           Limitation on Liability of the Warrant Agent. The Warrant Agent shall act hereunder solely as agent for the Company, for the benefit of the Company and the holders of Warrants, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable to the Company or any Warrant holder for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, intentional misconduct or bad faith. In no event shall the Warrant Agent have any liability for any incidental, special, statutory, indirect or consequential damages, or for any loss of profits, revenue, data or cost of cover. The Warrant Agent’s liability arising out of or in connection with this Agreement shall not exceed the aggregate amount of all fees (excluding expenses) paid or payable under this Agreement in the twelve month period immediately preceding the date of the first event giving rise to liability.

The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

8.           Miscellaneous Provisions.

8.1.           Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2.           Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Silver Bull Resources, Inc.
925 West Georgia Street, Suite 1908
Vancouver, British Columbia, V6C 3L2
Attn: Sean Fallis, Chief Financial Officer

with a copy in each case to:

Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Attn:  Brian Boonstra

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South, Suite 430
Denver, Colorado 80209
Attn: Carylyn Bell

8.3.           Applicable law. The validity, interpretation, and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.

The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

8.4.           Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants and, for purposes of Sections 3.3, 6, 7.4, 7.5, 8.3 and 8.8, the Placement Agents, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. The Placement Agents shall be deemed to be express third-party beneficiaries of this Warrant Agreement with respect to Sections 3.3, 6, 7.4, 7.5, 8.3 and 8.8 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto (and the Placement Agents with respect to the Sections 3.3, 6, 7.4, 7.5, 8.3 and 8.8 hereof) and their successors and assigns and of the registered holders of the Warrants.

8.5.           Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

8.6.           Counterparts. This Warrant Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7.           Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

8.8           Amendments. This Warrant Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders. All other modifications or amendments, including any amendment to increase the Exercise Price or shorten the Exercise Period, shall require the written consent of the beneficial owners of a majority of the then outstanding Warrants.

8.9           Severability. This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.10           Assignment. The Warrant Agent may assign this Agreement or any rights granted hereunder, in whole or in part, either to an Affiliate, another division, subsidiaries or in connection with its reorganization or to successors of all or a majority of the Warrant Agent’s assets or business without the prior written consent of the Company.

9.           Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

9.1.            “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

9.2.            “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

9.3.            “Common Stock” means (i) the Company’s shares of Common Stock, par value US$0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

9.4.            “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

9.5.            “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

9.6.            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

9.7.            “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) amalgamate, consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

9.8.            “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

9.9.            “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

9.10.            “Principal Market” means the NYSE MKT, LLC.

9.11.            “Successor Entity” means the Person (or, if so elected by the registered holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the registered holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

9.12.            “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

SILVER BULL RESOURCES, INC.

By:	/s/ Sean Fallis
Name:	Sean Fallis
Title:	Chief Financial Officer

CORPORATE STOCK TRANSFER, INC.

By:	/s/ Shari Humpherys
Name:	Shari Humpherys
Title:	Operations Manager

Signature Page to Warrant Agreement

EXHIBIT A

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
AGENT AS PROVIDED HEREIN.

Warrant Certificate Evidencing Warrants to Purchase
Common Stock, par value of US$0.01 per share, as described herein.

Silver Bull Resources, Inc.

No.

VOID AFTER 5:00 P.M., NEW YORK CITY TIME,
ON AUGUST 14, 2014

This certifies that, for value received,                                      is the registered holder of                                      warrant(s), (the “Warrant”) expiring August 14, 2014, with each whole Warrant entitling the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Silver Bull Resources, Inc., a Nevada corporation (the “Company”), one share of Common Stock, par value US$0.01 per share, of the Company (“Common Stock”), at the price of $0.55 per share, subject to adjustments as set forth in the Warrant Agreement (as defined below).  The Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Warrant Agreement.

Subject to the terms of the Warrant Agreement between the Company and the warrant agent named therein (the “Warrant Agreement”), each Warrant evidenced hereby may be exercised in whole but not in part at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on February 14, 2013 and terminating at 5:00 P.M., New York City time, on August 14, 2014 (the “Expiration Date”) by delivering, not later than 5:00 P.M., New York time, on any Business Day during the Exercise Period (the “Exercise Date”) to Corporate Stock Transfer, Inc. (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement) at its corporate trust department at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, (i) this Warrant Certificate, (ii) an election to purchase (“Election to Purchase”), properly executed by the holder hereof on the reverse of this Warrant Certificate and (iii) except as provided in Section 3.3.8 of the Warrant Agreement, the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds to an account designated by the Company. Each Warrant remaining unexercised after 5:00 P.M., New York City time, on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

Under the circumstances described in Section 3.3.8 of the Warrant Agreement, the registered holder or the Company may exercise this Warrant by way of a Cashless Exercise (as defined in the Warrant Agreement).

Warrants may be exercised only in whole numbers of Warrants. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up or down, as applicable, to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the registered holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder.

The accrual of dividends, if any, on the Warrant Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to the Common Stock. From and after the issuance of such Warrant Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Common Stock and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Warrant Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to the Common Stock.

Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the registered holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a registered holder may receive or beneficially own in order to determine the amount of securities or other consideration that such holder may receive in the event of a transaction contemplated by Section 4 of the Warrant Agreement. This restriction may not be waived.

Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Under the circumstances described in Section 6.4 of the Warrant Agreement, the Company may enter into a Fundamental Transaction and either assign its obligations under the Warrant Agreement to a Successor Entity or repurchase the Warrants from the Warrant holders for cash in an amount equal to the Black-Scholes Value of the Warrants.

Neither this Warrant Certificate nor the Warrants evidenced hereby entitles the registered holder thereof to any of the rights of a stockholder of the Company.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof.  In the event of any conflict between this Warrant Certificate and the Warrant Agreement, the terms of the Warrant Agreement shall control.

Authorized Officer	Authorized Officer

Countersigned:
Corporate Stock Transfer, Inc
3200 Cherry Creek South Drive, Suite 430
Denver, CO 80209.
as Warrant Agent

By:______________________________
Name:____________________________

[REVERSE]

ELECTION TO PURCHASE
TO BE EXECUTED IF WARRANT HOLDER DESIRES
TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned registered holder hereby irrevocably elects to exercise, on             ,          (the “Exercise Date”),                      Warrants, evidenced by this Warrant Certificate, to purchase,                              shares of Common Stock, par value of US$0.01 per share, of the Company, and requests that said number of shares of Common Stock be issued in the name of

_____________________________________________________________________________
(Please Type or Print Name and Address)
_____________________________________________________________________________

_____________________________________________________________________________
(Social Security or Tax Identification Number)

and be delivered to

_____________________________________________________________________________
(Please Type or Print Name and Address)
_____________________________________________________________________________

_____________________________________________________________________________

And, if said number of Warrants be less than all of the Warrants evidences by this Warrant Certificate, that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and registered in the name of the registered holder of the Warrant Certificate at the address stated below:

Dated: ___________
____________________________________
(Signature)
____________________________________
(Address)
____________________________________
(Social Security or Tax ID Number)
Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Warrant Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

Signature Guaranteed:		Dated: _____________
Name: Title: Firm: Address: Phone:

ASSIGNMENT
TO BE EXECUTED IF WARRANT HOLDER
DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY

FOR VALUE RECEIVED,                                     HEREBY SELL(S), ASSIGN(S)AND  TRANSFER(S) UNTO

_____________________________________________________________________________
(Please Type or Print Name and Address)

_____________________________________________________________________________

_____________________________________________________________________________
(Social Security or Tax Identification Number)

and be delivered to

_____________________________________________________________________________
(Please Type or Print Name and Address)

_____________________________________________________________________________

_____________________________________________________________________________

___________________ of the Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint                          as Attorney to transfer this Warrant Certificate on the books of the Company and the Warrant Agent, as appropriate, with full power of substitution in the premises.

Dated: ___________
(Signature)   ____________________________________
Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

Signature Guaranteed:		Dated: _____________
Name: Title: Firm: Address: Phone: